UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 25, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01 Other Events.

2020 Cost of Capital Application

On November 25, 2019, the assigned administrative law judge of the California Public Utilities Commission (the “CPUC”) issued a proposed decision (the “PD”) in the 2020 Cost of Capital proceeding of Pacific Gas and Electric Company (the “Utility”), a subsidiary of PG&E Corporation. If adopted, the PD would maintain the Utility’s return on common equity (“ROE”) for the three-year period beginning January 1, 2020 at 10.25%, as compared to 12% requested by the Utility. The PD finds that “the passage of AB 1054 and other investor supportive policies in California have mitigated wildfire exposure faced by California’s utilities” and, as a result, “the Commission will not authorize a specific wildfire risk premium in the adopted ROE.” The Utility’s annual cost of capital adjustment mechanism, that would start in 2021, would also remain unchanged. If adopted, the PD would maintain the common equity component of the Utility’s capital structure at 52% in 2020, as requested by the Utility, and reduce its preferred stock component from 1% to 0.5%, also as requested by the Utility.

The following table compares the cost of capital currently authorized in the Utility’s 2019 Gas Transmission and Storage rate case and the 2017 General Rate Case, with those proposed in the PD:

	2019 Currently Authorized			2020 Proposed in PD
	Cost	Capital Structure	Weighted Cost	Cost	Capital Structure	Weighted Cost
Return on common equity	10.25%	52.00%	5.33%	10.25%	52.00%	5.33%
Preferred stock	5.60%	1.00%	0.06%	5.52%	0.50%	0.03%
Long-term debt	4.89%	47.00%	2.30%	5.16%	47.50%	2.45%
Weighted average cost of capital			7.69%			7.81%

If the PD is adopted, the Utility estimates that the Utility’s 2020 revenue requirement associated with the authorized cost of capital would be approximately $30 million more than the currently authorized revenue requirement.

The PD does not take a position or establish any orders pertaining to whether the Utility should be required to submit a new cost of capital application following its emergence from Chapter 11 bankruptcy.  The PD defers that issue to the CPUC’s separate order instituting investigation into issues relating to the Utility’s bankruptcy.

Comments on the PD must be filed by December 13, 2019, and reply comments are due on December 17, 2019. If the CPUC issues a final decision at its meeting scheduled to be held on December 19, 2019, as currently indicated in the procedural schedule for this proceeding, changes to the Utility’s revenue requirement would become effective on January 1, 2020.

For more information about the 2020 Cost of Capital proceeding, see PG&E Corporation and the Utility’s joint Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: November 27, 2019	By:	/s/ JASON P. WELLS
Name: Jason P. Wells
Title: Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: November 27, 2019	By:	/s/ DAVID S. THOMASON
Name: David S. Thomason
Title: Vice President, Chief Financial Officer and Controller